NORTH DOW LLLP

Gran Central Building

NORTH DRIVE

MELBOURNE, FL 32934

THIS INDENTURE OF LEASE MADE THIS 18th DAY OF NOVEMBER, 2012,

WITNESSETH: That NORTH DOW LLLP., First Party, (hereinafter called the "Landlord"), does hereby demise and lease OAK RIDGE MICRO ENERGY, INC. Second Party, (hereinafter called the “Tenant"), the premises known and described as having a street address of 751 North Drive Suites 9-12, Melbourne, County of Brevard, State of Florida, consisting of  SEE EXHIBIT A square feet (the “Lease”).

1.  TERM.  The term of this Lease shall be 36 months beginning on the 18th day of November A.D., 2012, and terminating on the 31st day of December, A.D., 2015, unless the term hereby demised shall be sooner terminated as hereinafter provided. November and December 2012 are free.

2.  RENT.  In consideration of said demise, the Tenant agrees to pay to the Landlord as rent for said premises $ See Exhibit A  per month as rent and $ See Exhibit A  per month as an escrow payment for taxes and insurance as set forth below, plus 6% sales tax or such sales tax as may be subsequently provided by Florida Law, and in addition thereto such sums as may accrue as additional rent hereunder by virtue of the provisions of this Lease as hereinafter set forth, all payable in cash or its equivalent.  All such sums shall be due and payable in advance on the 1st day of each and every calendar month during said term at the office of NORTH DOW LLLP., 4320 Woodland Park Drive, West Melbourne, FL 32904, or at such other place as the Landlord from time to time in writing may designate. Rental statements will be mailed by the Landlord on a monthly basis as a courtesy.  The monthly rental obligation is incurred by the execution of this document and is not dependent upon receipt of the courtesy statement.

3.  ALTERATIONS.  The Tenant agrees that Tenant will make no alterations in, or additions or improvements to said premises without in each case the written consent of Landlord first being had and obtained.  Drawings and specifications of the proposed alterations shall be submitted when Tenant requests the said approval.  Tenant agrees that Tenant will make all such alterations, additions, or improvements in or to premises at the expense of Tenant.  Tenant agrees that in making any such alterations, additions, or improvements and in occupying and using said premises, Tenant will comply with the Building Code and ordinance of the City, and all the laws of the State in which said premises are located, pertaining to such work and/or such use or occupancy; it being further agreed that any additions, alterations, or improvements made by Tenant (except only movable store and office furniture and fixtures and equipment affixed to the lease premises that is essential to Tenant’s business) shall become and remain a part of the building and be and remain the property of Landlord upon the termination of this Lease or the Tenant's occupancy of said premises; provided, however, that the Landlord by giving written notice to Tenant at the time consenting to the making of any such additions, alterations, or improvements may require Tenant to restore said premises to the same condition they were in immediately before the making of such additions, alterations, or improvements.  The interest of the Landlord shall not be subject to liens for improvements made by Tenant.  Tenant agrees that Tenant will save harmless Landlord from and against all expenses, liens, claims, or damages to either property or person which may or might arise by reason of the making of any such repairs, alterations, additions, or improvements.

4.  SECURITY DEPOSIT.  Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum of nine thousand one hundred seventeen dollars and 15/100 ($9,117.15).  Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all of the terms, covenants, and conditions of the Lease to be kept and performed by Tenant during the term hereof.  If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenants' default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default.  If any portion of said Deposit is so used or applied, Tenant shall, within ten (10) days thereafter deposit sufficient funds to restore the Security Deposit to its original amount; Tenant's failure to do so shall be a material breach of this Lease.  Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit.  If Tenant shall fully and faithfully perform every provision of the Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interests hereunder) at the expiration of the Lease term and after Tenant has vacated the Premises.  In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said Deposit to Landlord's successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefor.  Under no circumstances is the security deposit to be considered an offset to the last month’s rent.

5.  LATE PAYMENT.  Any payment of rent or escrow for taxes and insurance or any other payment required hereunder which is received by Landlord more than seven (7) days after the same is due shall incur a late payment penalty of five percent (5%) of the payment due for any such late payment. The said penalty shall be applied for each month that any payment remains unpaid.  All payments to the Landlord may be applied to any late payment penalties before being applied to rent.

6.  ESCROW.  In addition to all other obligations set forth herein, Tenant agrees to pay to Landlord to hold in escrow for the payment of taxes and insurance 1/12th of the yearly premium for hazard insurance plus 1/12th of the yearly taxes as estimated by Landlord. These amounts shall be paid at the same time and in the same manner as rent provided herein above.  Landlord shall apply such fund to the payment of taxes and insurance, and if the amount held by Landlord is not sufficient to pay taxes and insurance as they fall due, Tenant shall pay to Landlord any amount necessary to make up the deficiency within ten (10) days from written notice by Landlord.  Landlord shall not be required to pay any interest on the moneys so held.  Landlord shall maintain and tenant shall pay for fire and extended coverage insurance on the premises in not less than ninety percent (90%) of the full replacement cost of the improvement.  Landlord shall maintain and Tenant shall pay for general or public liability insurance against claims for bodily injury or death and property damage occurring on, in or about the demised premises and the streets and alleys adjoining the said premises in amounts of not less than $1,000,000 combined single limit liability for bodily injury for any one occurrence and property damage in the amount of replacement cost.  Both parties acknowledge that the purchase of this insurance must be done by the Landlord as multiple occupancies are involved. Tenant shall be entitled to examine the policies of all of the occupants of his building to satisfy itself that rates are kept competitive.  Tenant shall only pay for that portion of the building under lease according to the fire rating assigned to his use.

(A) Tenant's Liability.  Tenant hereby agrees to indemnify, protect, save and hold harmless Landlord, its respective representative, agents, servants and employees from and against any and all loss, cost and expense arising out of or connected with the use or occupancy of the leased premises or the common area by Tenant and/or by any of Tenant's representatives, agents, servants, employees, licensees, invitees or guests pursuant to this Lease which use or occupancy results in any injury, sickness or death, or alleged injury, sickness or death whatsoever to third persons and/or their property.  In the event that any such claim is alleged against Landlord and/or its successors or assigns by anyone arising out of the use of occupancy of the leased premises or the common areas by Tenant or by its representatives, agents, servants, employees, licensees, invitees or guests, it is expressly understood and agreed that Tenant shall take over the defense of each and every claim promptly and pay all attorneys' fees, verdicts, judgments, settlement payments and all other costs and expenses whatsoever incurred in connection with the defense of all such claims, without exception, it being expressly understood that Tenant shall be and remain fully responsible for all such claims and will hold the aforementioned indemnities completely harmless from and against any cost or expense whatsoever in connection herewith.

(B)  Tenant's Insurance.  During the term of this Lease, and any extension thereof, Tenant shall, at its own cost and expense, maintain and provide general liability insurance coverage for the benefit and protection of Tenant, Landlord and Landlord's managing agent, as their interest may appear in an amount not less than $2,000,000 combined single limit for personal injury, bodily injury and property damage, or in such greater amounts of insurance coverage as Landlord may from time to time reasonably require, against liability of Tenant and its authorized representatives arising out of or in connection with Tenant's use or occupancy of the leased premises or the common area.  Landlord and Landlord's managing agent shall be named as additional insured parties in all such insurance policies, as their respective interest may appear.  Such insurance shall be with a company or companies reasonably acceptable to Landlord and admitted to do business in the state in which the building is located.  All such insurance policies shall be maintained by Tenant in full force and effect and 30 days' written notice to Tenant prior to cancellation or material change shall be provided to Landlord.  Should Tenant fail to carry such insurance and furnish Landlord with the required insurance certificates after notification from Landlord to do so, Landlord shall have the right to obtain such insurance and Tenant shall pay the cost thereof to Landlord upon demand.

7.  SIGN.  Tenant may pay for and have constructed a vinyl lettered sign on the window glass, which will identify Tenant's business.  Tenant shall be required to obtain the consent of Landlord to the sign's appearance prior to placing it on the premises, and the said sign shall be in place within thirty (30) days from execution of the Lease.

8.  RENT INCREASES.  Paragraph 8 is intentionally deleted.

9.  WATER & SEWER USE.  Landlord agrees to provide water for Tenant. Landlord shall apportion the water use on a per square footage basis and Tenant agrees to pay initially the amount included in CAM charges to reimburse Landlord for water use.  Landlord reserves the right in Landlord's discretion to allocate to Tenant hereunder a larger share of the water costs to Landlord's determination of the water use among Tenants in the building.  Tenant agrees to pay the cost allocated to Tenant and agrees to increase the payment from the amount set forth in this paragraph upon Landlord's delivery of written notification at least ten (10) days prior to the end of the month preceding the increased charge.

10.  USE.  The Tenant agrees that said premises shall be used for the purpose of electronics research and manufacturing and no other purpose and shall be used and occupied in a careful and proper manner, and that no waste will be committed or permitted upon, or any damage be done to the said premises and Tenant agrees that the Tenant will not conduct, nor permit to be conducted, on said premises any business or commit or permit any act which is or may be contrary to, or in violation of any law of the United States or Florida or any ordinances of the City or other governmental jurisdiction in which said premises are located.

11.  SUBLEASES.  The Tenant agrees that the Tenant will not sublet said premises or any part thereof without the consent in writing of the Landlord first had and obtained.

12.  DEFAULT.  The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

(A)  Any failure by Tenant to pay the rent or any other monetary sums required to be paid hereunder (where such failure continues for five (5) days after written notice by Landlord to Tenant);

(B)  The abandonment or vacation of the premises by Tenant;

(C)  A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for twenty (20) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within said twenty (20) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;

(D)  The making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

13.  DEFAULT REMEDIES.  In the event of any such material default or breach by Tenant, Landlord may, at any time thereafter without limiting Landlord in the exercise of any rights or remedy at law or in equity which Landlord may have by reason of such default or breach:

(A)  Maintain this Lease in full force and effect and recover the rent and other monetary charges as they become due, without terminating Tenant's right to possession irrespective of whether Tenant shall have abandoned the Premises.  In the event Landlord elects not to terminate the Lease, Landlord shall have the right to attempt to re-let the premises at such rent and upon such conditions and for such a term and to do all acts necessary to maintain or preserve the Premises as Landlord deems reasonable and necessary without being deemed to have elected to terminate the Lease, including removal of all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.  In the event any such re-letting occurs, this Lease shall terminate automatically upon the new Tenant's taking possession of the Premises. Notwithstanding that Landlord fails to elect to terminate the Lease initially, Landlord at any time during the term of this Lease may elect to terminate this Lease by virtue of such previous default of Tenant.

(B)  Terminate Tenant's right to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.  In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, without limitation thereto, the following:  (i)  the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii)  any other amount necessary to compensate

Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom plus (iii)  at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable State law.  Upon any such re-entry Landlord shall have the right to make any reasonable repairs, alterations or modifications to the Premises, which Landlord at its sole discretion deems reasonable and necessary.  As used in (i) above, the "worth at he time of award" is computed by allowing interest at the rate of fifteen percent (15%) per annum from the date of default.  As used in (i) and (ii) the "worth at the time of award" is computed by discounting such amount at the discount rate of the U. S. Federal Reserve Bank of Atlanta, Georgia, at the time of award plus one percent (1%).  The term "rent", as used in this Paragraph 13, shall be deemed to be and to mean the rent to be paid pursuant to Paragraph 2 and all other monetary sums required to be paid by Tenant pursuant to the terms of the Lease.

(C)  OTHER PROVISIONS.  WAIVER OF TRIAL BY JURY AND COUNTERCLAIMS:  IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT THEY SHALL AND HEREBY DO WAIVE TRIAL BY JURY AND THE RIGHT TO ASSERT ANY SETOFF OR COUNTERCLAIM (OTHER THAN MANDATORY OR COMPULSORY COUNTERCLAIMS) IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES OR OTHER AREAS, AND/OR ANY CLAIM OF INJURY OR DAMAGE ARISING THEREFROM.  TENANT CONSENTS TO SERVICE OF PROCESS OF ANY PLEADING RELATING TO ANY SUCH ACTION AT THE PREMISES; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT THE PREMISES.  TENANT, LANDLORD AND ANY GUARANTORS EACH AGREE THAT LEGAL JURISDICTION AND VENUE FOR ANY MATTER ARISING FROM THIS LEASE SHALL BE THE STATE OF FLORIDA, COUNTY OF BREVARD.

14.  PAYMENTS AT TERMINATION.  No payments of money by the Tenant to the Landlord after the termination of this Lease, in any manner, or after the giving of any notice (other than a demand for the payment of money) by the Landlord to the Tenant shall reinstate, continue or extend the term of this Lease or affect any notice given to the Tenant prior to the payment of such money, it being agreed that after the service of notice or the commencement of a suit or after final judgment granting the Landlord possession of said Premises, the Landlord may receive and collect any sums of rent due or any other sums of money due under the terms of this Lease, and the payment of such sums of money, whether as rent or otherwise, shall not waive said notice or in any manner affect any pending suit or any judgment theretofore obtained.

15.  PERSONAL PROPERTY.  All personal property of any kind or description whatsoever in the demised premises shall be at the Tenant's sole risk, and the Landlord shall not be liable for any damage done to or loss of such personal property; or for damage or loss suffered by the business or occupation of the Tenant arising from any act or neglect of co-tenants or other occupants of the building or of their employees or of other persons; or from bursting, overflowing or leaking of water, sewer, or steam pipes, or from the heating or plumbing fixtures or from electric wires or from gas, or odors or caused in any other manner whatsoever except in the case of negligence or willful neglect or acts of the Landlord.

16.  RIGHT TO EFFECTS.  If the Tenant shall fail to remove all effects from said premises upon the termination of this Lease or any cause whatsoever, the Landlord, at the option of the Landlord, may remove the same in any manner that the Landlord shall choose, and store the said effects without liability to the Tenant for loss thereof, and the Tenant agrees to pay the Landlord on demand any and all expenses incurred in such removal, including court costs and attorney fees and storage charges on such effects for any length of time the same shall be in the Landlord's possession; or the Landlord, at the option of the Landlord, without notice may sell said effects, or any of the same, at private sale and without legal process, for such prices as the Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from the Tenant to the Landlord and upon the expense incident to the removal and sale of said effects, rendering the surplus, to the Tenant. Tenant agrees to restore the tenancy upon Lease termination to the same condition as at the time of occupancy, normal wear excepted.

17.  DAMAGE TO PREMISES.  If the demised premises or said building shall be so damaged by fire, lightning, or similar catastrophe as to render said premises wholly untenantable, and if such damage shall be so great that a competent architect, in good standing in the city or county in which the demised premises are located, shall certify in writing to the Landlord and the Tenant that said premises with the exercise of reasonable diligence, cannot be made fit for occupancy within ten (10) days from the happening thereof, then this Lease shall cease and terminate from the date of occurrence of such damage; and the Tenant thereupon shall surrender to the Landlord said premises and all interest therein hereunder, and the Landlord may reenter and take possession of said premises discharged from this Lease, and may remove the Tenant therefrom.  The Tenant shall pay rent, duly apportioned, up to the time of such termination of this Lease.  If, however, the damage shall be such that such an architect so shall certify that said demised premises can be made tenantable within such number of days from the happening of said damage by fire, lightning, or similar catastrophe, then the Landlord shall repair the damage so done with all reasonable speed, and the rent shall be abated only for the period during which the Tenant shall be deprived of the use of said premises by reason of such damage and the repair thereof.  If said demised premises, without fault of the Tenant, shall be slightly damaged by fire, lightning, or similar catastrophe but not so as to render the same untenantable, the Landlord, after receiving notice in writing of the occurrence of the injury, shall cause the same to be repaired with reasonable promptness; but in such event there shall be no abatement of the rent.  In case the building throughout be so injured or damaged, whether by fire or otherwise (though said demised premises may not be affected) that the Landlord within five (5) days after the happening of such injury, shall decide to rebuild or reconstruct said building, and shall enter into a bonafide, legal and binding contract therefor then upon five (5) days notice in writing to that effect given by the Landlord to the Tenant, this Lease shall cease and terminate from the date of the occurrence of said damage, and the Tenant shall pay the rent, properly apportioned, up to such date, and both parties hereto shall be free and discharged of all further obligations hereunder.

18.  GUARD DOGS.  No guard dogs or other animals shall be kept on the premises or brought onto the premises without the specific written permission of the Landlord.

19.  OUTSIDE ACTIVITIES.  No work activity involving the use for which the building is rented, or with respect to repair or servicing of automobiles, trucks, or other equipment shall be performed outside the building or around the premises at any time.  Empty pallets or other debris left outside for more than ten (10) days may be removed by the Landlord at Tenant's expense. No trash, garbage or other items may be stored outside the buildings without the consent of the Landlord, unless such trash is inside garbage containers.  Under no circumstances is any person or any object permitted on the roof of the building.

20.  PROHIBITED PARKING.  Without the Landlord's specific consent, no automobiles, trucks, boats, or other equipment or vehicles may be parked around the building for any more than five (5) days without being moved.

21.  CONDITION OF PREMISES.  The Tenant has examined the premises herein demised and said premises are known to the Tenant to be in good repair and condition, and the Tenant hereby accepts the same in good condition and repair except as herein otherwise specified, and no representations as to the condition or repair thereof have been made by the Landlord prior to or at the execution of this Lease that are not herein expressed or endorsed hereon:

 (A)  Landlord agrees to supply dumpster services and maintenance of the grounds, specifically including but not limited to maintenance and normal repair of HVAC systems, mowing of grass, watering grass, trimming shrubs and picking up loose trash.  Tenant agrees to pay the costs of this service as additional rent on the date each rental payment is due.  The cost is determined on a square footage basis and with regard to the premises described hereinabove is $  SEE EXHIBIT A   per month, subject to annual adjustment based upon actual cost.

22.  WAIVER.  No waiver of any condition or covenant of this Lease by either party hereto shall be deemed to imply or constitute a further waiver by such party or any other condition or covenant of said Lease.

23.  MAINTENANCE AND REPAIRS.

(A)  The Tenant shall pay for all sewage disposal services, water, gas, heat, electric current and other utilities furnished it or consumed by it, in or upon the leased premises at rates set by local public utility as approved by Public Authority having jurisdiction, and will keep the interior of the leased premises and appurtenances in good order and repair, and in a clean, safe, and healthy condition (excepting, however, all repairs made necessary by reason of fire or other unavoidable casualty) at its own cost and expense.  Landlord warrants that water, sewer, and electric power are available at the subject premises at the beginning of the Tenant's obligation to pay rent hereunder.

(B)  All glass, both exterior and interior of said premises is at the sole risk of Tenant and any glass broken during the term of this Lease is to be promptly replaced with glass of the same kind and quality at the expense of Tenant.

(C)  This Lease is a net lease, and the parties hereto agree that all costs, expenses, repairs, and maintenance of the premises are at Tenant's expense except that Landlord, at its sole expense, shall keep the exterior foundations and walls, down spouts, gutters, roof, the underground plumbing systems of the Premises, electrical facilities underground or outside the Premises in good order, condition and repair, and the necessary replacement of non-repairable HVAC systems.

24.  HOLD HARMLESS.

(A)  The Tenant agrees that the Tenant, at all times, will indemnify and save, protect, and keep harmless the Landlord, its agents and employees, and the same demised premises from every and all costs, loss, damage, liability, expense, penalty, and fine whatsoever, which may arise from or be claimed against the Landlord, its agents and employees, or the demised premises by any person or persons for any injuries to person or property, or damage of whatever kind or character consequent upon or arising from the use or occupancy of said premises by the said Tenant or consequent upon or arising from any neglect or fault of the Tenant or the agents and the employees of the Tenant in the use and occupancy of the premises, or consequent upon or arising from the sale or giving away of intoxicating liquors, or consequent upon or arising from any failure by Tenant so to comply and conform with all laws, statutes, ordinances, and regulations of the United States, the state and municipality in which said premises are situated, now and hereafter in force; and if any suits or proceedings shall be brought against the Landlord, its agents or employees, or the said demised  premises on account of any alleged violation thereof, or failure to comply and conform therewith, or an account of any damage, omission, neglect (or use of said premises), by the Tenant, or the agents and employees of the Tenant, or any other person on said premises, the Tenant agrees that the Tenant will defend the same, and will pay whatever judgments may be recovered against the Landlord, its agents or employees, or against said demised premises.

(B)  LIMIT OF LANDLORD'S OBLIGATION TO MAKE REPAIRS. The Landlord shall not be liable for any damages from plumbing, gas, water, steam or sewage leaks or stoppage, nor for damage arising from acts of negligence of co-tenants or other occupants of the same building, or any owners or occupants of adjoining contiguous property, unless such damage is occasioned by the negligence of the Landlord, or its agents or contractor.

(C)  In the event that Landlord should ever be made a party to any claim for hazardous waste cleanup of the property subject to this Lease or to any litigation for claims by others based on hazardous substances on or in the property, and the hazardous substance resulted from the actions or failure of action by the Tenant, Tenant will hold the Landlord harmless from the costs of such cleanup and the expenses and cost of such litigation and any resulting awards or compromises.

25.  LEASE SUBORDINATION.

(A)  Tenant agrees to subordinate this Lease to any mortgage or blanket mortgage placed on the industrial park, provided only that so long as Tenant faithfully discharges its obligations under the terms of this Lease:  (1)  Its tenancy will not be disturbed nor this Lease affected by any default under such mortgage; (2)  The right of Tenant hereunder shall expressly survive and shall not be cut off; and  (3)  This Lease shall, in all respects, continue in full force and effect, and holder of such mortgage shall provide Tenant with written acknowledgment of such non-disturbance.

(B)  Tenant agrees upon the request of Landlord to execute and deliver an Estoppel, Attornment and Subordination Agreement in favor of any lender providing financing for the leasehold premises to Landlord.  Such agreement shall be in form and substance satisfactory to the lender. Tenant shall return such agreement to the Landlord within fifteen (15) days of receipt.  Failure to do so shall constitute a breach of the terms of this Lease entitling the Landlord to declare default.  Failure to so execute said agreements and notwithstanding the foregoing, Tenant hereby constitutes and appoints Landlord as its attorney-in-fact for the express and limited purpose of executing such Estoppel, Attornment and Subordination Agreements on its behalf and delivering same to Landlord’s lender.

26.  ENTRY BY LANDLORD.  Landlord reserves and shall during normal business hours have the right to enter the Premises to inspect the same, to submit said Premises to prospective purchasers or tenants, to post notices of non-responsibility and "for lease" signs, and to alter, improve or repair the Premises and any portion of the Building without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing the entrance to the Premises shall not be blocked thereby, and further providing that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim to damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.  For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises or an eviction of Tenant from the Premises or any portion thereof.

27.  ESTOPPEL CERTIFICATE.

(A)  Tenant shall at any time upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i)  certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed.  Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

(B)  Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i)  that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii)  that there are no uncured defaults in Landlord's performance, and (iii)  that not more than one month's rent has been paid in advance.

(C)  If Landlord desires to finance or refinance said Premises, or any part thereof, or any Building of the Premises may be a part, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender.  Such statements shall include the past three years' financial statements of Tenant.  All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

(D)  In the event of a sale or conveyance by Landlord of Landlord's interest in the Premises other than a transfer for security purposes only, Landlord shall be relieved from and after the date specified in any such notice of transfer of all obligations and liabilities accruing thereafter on the part of the Landlord, provided that any funds in the hands of Landlord at the time of transfer in which Tenant has an interest shall be delivered to the successor of Landlord. This Lease shall not be affected by any such sale, and Tenant agrees to attorn to the purchaser or assignee provided all Landlord's obligations hereunder are assumed in writing by the transferee.

28.  ENTIRE AGREEMENT.  This instrument, along with any exhibits and attachments hereto, constitutes the entire agreement between Landlord and Tenant relative to the Premises and this Agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this Agreement.

29. SEVERABILITY.  If any term or provision of this Lease shall to any extent be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

30.  COSTS OF SUIT.

(A)  If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, rising out of this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum of attorneys' fees, including appellate attorneys' fees, which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

(B)  Should Landlord, or its agents or employees, without fault on Landlord's part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such person, Tenant covenants to save and hold Landlord, its agents and employees, harmless from any judgment rendered against Landlord, its agents and employees, or the Premises or any part thereof, and all costs and expenses, including reasonable attorneys' fees incurred by Landlord in or in connection with such litigation.

31.

AGENCY DISCLOSURE.  The Landlord, Cunningham, Ingram & Anderson, Inc., and Bruce Ingram, Licensed Real Estate Broker, hereby acknowledge that, prior to execution of this Lease, notice has been given to the Tenant pursuant to Florida Statute § 475.25 (1) (q), that Bruce Ingram, Broker, represents the Landlord exclusively and shall receive his compensation from the Landlord.  Mike Moss of Lightle, Beckner, Robison represents the Tenant and will receive a real estate commission from the Landlord.

(Signature/Initial)

/s/ W. Robert Anderson, Jr.                         /s/Jeffrey J. Floood

Landlord

Tenant

Tenant

32.  RADON GAS - Notice to Prospective Purchaser/Tenant.  Radon is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.  Additional information regarding radon and radon testing may be obtained from your county public health unit.  Pursuant to § 404.056(8), Florida Statutes.

33.  CONDITION OF PREMISES AT TURNOVER.  Landlord will ensure HVAC, electrical and plumbing systems are fully operational and will clean unit to turnover condition. Landlord will ensure all bulbs and ballasts are operational.

34.

CHILLER INSTALLATION BY TENANT.  Tenant has permission to install a chiller on the east side of the facility at the south end.  Final location and any penetrations to the building will be subject to Landlord approval upon review of drawings.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year 18, November, 2012.

Signed, sealed and

delivered in the presence of:

NORTH DOW LLLP

/s/ A. Anderson

Witness as to Landlord

/s/Bruce Ingram

BY:/s/ W. Robert Anderson, Jr.

Witness as to Landlord

         W. Robert Anderson, Jr.

Managing Member

CIA Acquisitions LLC, General Partner

Oak Ridge Micro Energy, Inc.

/s/ A. Anderson

BY: /s/ Jeffrey J. Flood

Witness as to Tenant

Jeffrey John Flood, CEO

Exhibit A

	SF	Monthly Net Rental	Monthly Escrow Charges	Monthly CAM Charges	Sales Tax	Total Monthly Charge
1/1/2013 - 12/31/13	7500	$3,750.00	$650.00	$931.25	$378.07	$5,651.13

1/1/2013 - 12/31/14	9800	$4,900.00	$849.33	$1,216.83	$447.07	$7,384.14

1/1/2013 - 12/31/15	12100	$6,050.00	$1,048.67	$1,502.42	$516.07	$9,117.15

LESSEE'S ACCEPTANCE OF PREMISES

This is to acknowledge acceptance of the Lease between NORTH DOW LLLP., and Oak Ridge Micro Energy, Inc., Lessee.  We are, at the present time, in possession of the premises described in the Lease under the terms and conditions therein.  We are hereby satisfied that all conditions precedent (including, but not limited to, the tenant improvements agreed upon, all requirements for parking, restrictions, and other exclusive rights set forth in the Lease), relative to the commencement and validity of the Lease, have been met.

     The commencement date of the Lease is     November 18, 2012    .

_____________________________

____________________________________

DATE

INDIVIDUAL GUARANTY AGREEMENT

KNOW ALL MEN BY THESE PRESENTS:

     THAT FOR AND in consideration of the Lessor, NORTH DOW LLLP. entering into a lease (the “Lease”) with Oak Ridge Micro Energy, Inc. (hereinafter called "Lessee") dated 18th November, 2012, the delivery of which is conditioned upon execution of this Guaranty, the undersigned Guarantees performance of all the terms, covenants, conditions and agreements as contained in said Lease on the part of the Lessee to be performed, including specifically the obligation to pay all rents, maintenance expenses, and any other charges or obligations therein set forth.

     The Guarantor agrees that this Guaranty shall not be affected by reason of assertion by Lessor against Lessee of any rights or remedies reserved to Lessor in said Lease, or by reason of any summary or other proceedings against the Lessee, or by reason of any extension or indulgence granted to the Lessee, or by the amendment or modification of the Lease with or without notice to the Guarantor.

     The Guarantor waives any and all notice of nonperformance or demand upon the Lessee and agrees that all obligations of the Guarantor under this Guaranty are independent of the obligations of the Lessee under the Lease and that in the event of a default by Lessee under the Lease, a separate action may be brought against the Guarantor whether or not an action is commenced against the Lessee under the Lease. Guarantor agrees to pay all costs and expenses incurred by Lessor in the enforcement of this Guaranty including reasonable fees for Lessor's attorneys.

     Neither the Guarantor's obligations to make payment in accordance with this agreement nor any remedy for the enforcement thereof shall be impaired, modified, changed, or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Lessee or its estate in bankruptcy, or of any remedies for the enforcement thereof resulting from the operation of any present or future provision of the National Bankruptcy Act or other State or Federal statute relating to insolvency or to the appointment of a receiver or the decision of any court. The undersigned hereby waives all homestead rights, dower, and agrees that all his or her assets may be subject to satisfaction of the obligations set forth herein.

     It is agreed that provisions of this Guaranty shall bind the successors and assigns of the Guarantor and shall inure to the benefit of the legal representatives, heirs, successors and assigns of the Lessor.

IN WITNESS WHEREOF, the Guarantor has caused these presents to be affixed this 18th day of November, 2012.

Signed, sealed and delivered in the presence of:

GUARANTOR:

/s/ Jeffrey J. Flood

Jeffrey John Flood

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